Exhibit 4.3

020783

STERLING

Financial Corporation

INCORPORATED UNDER THE LAWS OF THE STATE OF WASHINGTON

SFC

CUSIP 859319 10 5

THIS CERTIFIES THAT

SPECIMEN

is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

STERLING FINANCIAL CORPORATION

transferable on the share register of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. THIS CERTIFICATE DOES NOT REPRESENT AN ACCOUNT OF AN INSURABLE TYPE, AND THIS CERTIFICATE (AND THE SHARES REPRESENTED BY THIS CERTIFICATE) ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

This certificate is not valid until countersigned and registered by the transfer agent and registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CHAIRMAN OF THE BOARD PRESIDENT

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY

TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

STERLING FINANCIAL CORPORATION

CORPORATE

WASHINGTON

The within-named Corporation will furnish to any Shareholder, upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each series of each class authorized to be issued in series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM as tenants in common

TEN ENT as tenants by the entireties

JT TEN as joint tenants with right of

survivorship and not as tenants in common

UNIF GIFT MIN ACT (Cust) Custodian (Minor)

Under Uniform Gifts to Minors

Act (state)

UNIF TRF MIN ACT (Cust) Custodian (until age)

(Minor) under Uniform Transfers to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assigned transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OF ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad.15.